GMS Announces Amendment to ABL Credit Agreement

Tucker, Georgia, November 21, 2016 – GMS Inc. (NYSE:GMS), a leading North American distributor of gypsum wallboard and suspended ceiling systems, announced today an amendment to its ABL Credit Agreement (“ABL”). Under the agreement, the ABL will, among other things, expand to $345 million from $300 million, lower the applicable rate per annum by 0.25%, reduce the unused line fees and extend the term until November 2021.

Doug Goforth, Chief Financial Officer of GMS, stated, “We are pleased with the successful extension of our ABL along with the recent refinancing of our first lien debt. With these changes,  we have further enhanced our capacity to support our sourcing and integrating of select acquisitions to expand our leadership positions in the U.S.”

About GMS:

Founded in 1971, GMS operates a network of more than 200 distribution centers across the United States. GMS’s extensive product offering of wallboard, suspended ceilings systems, or ceilings, and complementary interior construction products is designed to provide a comprehensive one-stop-shop for our core customer, the interior contractor who installs these products in commercial and residential buildings.

For more information about GMS, please visit www.gms.com.

Forward‐Looking Statements and Information:

This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You can generally identify forward-looking statements by our use of forward-looking terminology such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," "seek," or "should," or the negative thereof or other variations thereon or comparable terminology.  We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements. These risks and uncertainties may include, among other things: changes in the prices, supply, and/or demand for products which we distribute; general economic and business conditions in the United States; the activities of competitors; changes in significant operating expenses; changes in the availability of capital and interest rates; adverse weather patterns or conditions; acts of cyber intrusion; variations in the performance of the financial markets, including the credit markets; and other factors described in the "Risk Factors" section in our filings with the SEC. We undertake no obligation to update any of the forward looking statements made herein, whether as a result of new information, future events, changes in expectation or otherwise.

Contact Information:

Investor Relations:

ir@gms.com

678-353-2883

Media Relations:

Phone: 770-723-3378

Email: marketing@gms.com